Exhibit 99.1

Green Stream Holdings Inc. CEO Eric Fein Announces

Definitive Issuance of Special Common Stock Dividend

December 15, 2020, 2:46 PM EST

Company Will Be Issuing Restricted Shares On January 20th, 2020 To Holders Of Common Stock As Of January 1, 2020

Malibu, California--(Newsfile Corp. - December 15, 2020) - Green Stream Holdings Inc. (OTC Pink: GSFI) ("Green Stream" or "the Company") a holding company of Green Stream Finance, Inc. CEO Eric Fain issues the following statement regarding a special common stock dividend:

"Shareholders, we thank you for your patience and support alongside initiatives the Company feels were priority items in order to increase shareholder value and overall accessibility as we end the year fully equipped to position the Company as an industry leader in 2021.

The Company has updated its OTC Markets profile and tomorrow will be submitting its 10-Q for Q3 later today.

We are now in a position, as has been approved by our Board of Directors, to issue a special stock dividend (the "Distribution") to Green Stream Holdings Inc. stockholders of one share of restricted common stock for every 100 shares of common stock presently owned.

I am also thrilled to announce that we are in negotiations to acquire a revenue-generating legacy brand that will diversify our asset base."

The Distribution of the special stock dividend will be made on Jan 20, 2021 (the "Distribution Date") to all Green Stream stockholders of record on the record date of Jan 1, 2021. The Distribution will take place in the form of a pro rata common stock dividend to each Green Stream stockholder of record on the Distribution Date.

No fractional shares of common stock will be distributed. Instead, Green Stream stockholders will receive a number rounded to the next highest number. The Distribution is intended to qualify as tax free to Green Stream stockholders for U.S. federal income tax purposes.

No vote or action is required by Green Stream's stockholders in order to receive the Distribution, which is subject to certain customary conditions, which conditions are expected to be satisfied on or prior to the distribution date.

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About Green Stream Finance, Inc.

Green Stream Finance, Inc., a Wyoming-based corporation with satellite offices in Malibu, CA and New York, NY, is focused on exploiting currently unmet markets in the solar energy space, and is currently licensed in California, Nevada, Arizona, Washington, New York, New Jersey, Massachusetts, New Mexico, Colorado, Hawaii, and Canada. The Company's next-generation solar greenhouses constructed and managed by Green Rain Solar, LLC, a Nevada-based division, utilize proprietary greenhouse technology and trademarked design developed by world-renowned architect Mr. Antony Morali. The Company is currently targeting high-growth solar market segments for its advanced solar greenhouse and advanced solar battery products. The Company has a growing footprint in the significantly underserved solar market in New York City where it is targeting 50,000 to 100,000 square feet of rooftop space for the installation of its solar panels. Green Stream is looking to forge key partnership with major investment groups, brokers, and private investors in order to capitalize on a variety of unique investment opportunities in the commercial solar energy markets. The Company is dedicated to becoming a major player in this critical space. Through its innovative solar product offerings and industry partnerships, the Company is well-positioned to become a significant player in the solar space.

Forward-Looking Statements:

This press release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. That includes the possibility that the business outlined in this press release cannot be concluded for some reason. That could be as a result of technical, installation, permitting or other problems that were not anticipated. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Eagle Oil Holding Company Inc. to be materially different from the statements made herein. Except for any obligation under the U.S. federal securities laws, Eagle Oil Holding Company, Inc. undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Company Contact/Address

160 Imlay Street

Brooklyn, NY 11231

For All Inquiries Contact:

president@greenstreamfinance.com

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